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                              CENDANT CORPORATION

                                                                      EXHIBIT 21

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SUBSIDIARY                                                    JURISDICTION OF INCORPORATION
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
TM Acquisition Corp.                                            DE
Cendant Mortgage Corporation                                    NJ
Coldwell Banker Real Estate Corporation                         CA
Benefit Consultants, Inc.                                       DE
Fairfield Resorts, Inc.                                         DE
Fairfield Acceptance Corporation--Nevada                        DE
Residential Equity LLC                                          DE
Pointeuro II Limited                                            UK
PHH Corporation                                                 MD
PHH Solutions and Technologies, LLC                             DE
Cendant Mobility Services Corporation                           DE
Galileo International, Inc.                                     DE
Greyhound Funding LLC                                           DE
Resort Condominiums International, LLC                          DE
SafeCard Services Incorporated                                  DE
Cendant Car Rental, Inc.                                        DE
Atrium Insurance Corporation                                    NY
Apple Ridge Services Corporation                                DE
Netmarket, Inc.                                                 DE
RCI Technology Corp.                                            CO
Ramada Franchise Systems, Inc.                                  DE
Super 8 Motels, Inc.                                            SD
Hewfant, Inc.                                                   VA
Wright Express Financial Services Corporation                   UT
Speedy Title & Appraisal Review Services Corporation            MD
FISI*Madison Financial Corporation                              TN
PHH Canadian Holdings, Inc.                                     DE
Wright Express Solutions and Technologies, LLC                  DE
PHH Financial Services, Inc.                                    MD
Travelodge Hotels, Inc.                                         DE
RCI Resort Management, Inc.                                     IN
Advance Ross Electronics Corporation                            IL
Fairtide Insurance Ltd.                                         Bermuda
RCI Canada, Inc.                                                IN
Wright Express LLC                                              DE
Hamera Corp.                                                    CA
Howard Johnson International, Inc.                              DE
Wingate Inns International, Inc.                                DE
Jackson Hewitt Inc.                                             VA
HFS Car Rental Holdings, Inc.                                   DE
Resort Condominiums International De Mexico S. De R.L. De
  C.V.                                                          Mexico
Cendant Membership Services, Inc.                               DE
Intercambios Endless Vacation IEV, Inc.                         IN
Haddonfield Holding Corporation                                 DE
RMR Financial                                                   CA
RCI Argentina, Inc.                                             IN
RCI Travel, LLC successor to RCI Travel, Inc.                   DE, MI
Avis Fleet Leasing & Management Corp.                           TX
Cendant Car Holdings, Inc.                                      DE
Cheap Tickets, Inc.                                             DE
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
SUBSIDIARY                                                    JURISDICTION OF INCORPORATION
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
Cendant Vacation Holdco, Inc.                                   DE
FISI*Madison L.L.C.                                             TN
Wizard Co., Inc.                                                DE
Non-Residential Assets LLC                                      DE
Days Inns Worldwide, Inc.                                       DE
Cendant Membership Services Holdings, Inc.                      DE
Cendant Travel, Inc.                                            TN
Apple Ridge Funding LLC                                         DE
WIZCOM INTERNATIONAL, LTD.                                      DE
Avis Group Holdings, Inc.                                       DE
Avis Rent A Car Systems, Inc.                                   DE
Century 21 Real Estate Corporation                              DE
Cendant Finance Holding Corporation                             DE
Cendant Internet Group, Inc.                                    DE
Cendant Operations, Inc.                                        DE
PHH Vehicle Management Services LLC                             DE
Cims Limited                                                    UK
Cims SPA                                                        Italy
Cims B.V.                                                       Netherlands
Cims GmbH                                                       Germany
Bassae Holding, B.V.                                            Netherlands
Cims Specialist Marketing (Pty) Limited                         South Africa
Cendant Relocation (UK) Ltd.                                    UK
Cendant Relocation (UK) II Ltd.                                 UK
Cendant Relocation Services Ltd                                 UK
Cendant Property Services No. 2 Ltd.                            UK
Cendant Europe Limited                                          UK
Pointeuro V Limited                                             UK
Pointscott                                                      Scotland
Pointlux S.a.r.l.                                               Luxembourg
RCI Europe                                                      UK
RCI Benelux S.A.                                                Belgium
RCI Pacific Pty. Ltd.                                           Australia
RCI Italia SRL                                                  Italy
RCI France S.A.R.L.                                             France
RCI Finland OY                                                  Finland
RCI Call Centre (Ireland) Limited                               Ireland
PHH Vehicle Management Services Inc.                            Canada
Canadian Lease Management Limited                               Canada
PHH Leasing of Canada Limited                                   Canada
Holiday Cottages Group Limited                                  UK
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